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                                                                    Exhibit 99.1




                        CONSENT OF SALOMON SMITH BARNEY


     Salomon Smith Barney, successor to Salomon Brothers Inc, hereby consents to the use of Salomon Brothers Inc's name and the description of Salomon Brothers Inc's opinion, dated October 15, 1997, referred to under the heading "THE REORGANIZATION-Opinion of the Financial Advisor" in the Prospectus, dated September 2, 1998, contained in the Registration Statement on Form S-1 of The MIIX Group, Incorporated. By giving such consent Salomon Smith Barney does not hereby admit that (1) Salomon Smith Barney is, or Salomon Brothers Inc was, an expert with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or (2) Salomon Smith Barney comes, or Salomon Brothers Inc came, within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.




                                                SALOMON SMITH BARNEY




                                                By: /s/ Mario Torsiello
                                                   --------------------------
                                                  Name: Mario Torsiello
                                                  Title: Managing Director



September 2, 1998
New York, New York